UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date Earliest Event Reported): June 30, 2004

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                        ELECTRONIC CONTROL SECURITY INC.
             (Exact Name of Registrant as Specified in its Charter)

              New Jersey                     0-30810             22-2138196
   (State of other jurisdiction of         (Commission        (I.R.S. Employer
    incorporation or organization)         File Number)      Identification No.)

 790 Bloomfield Avenue, Clifton, New Jersey                         07012
  (Address of principal executive offices)                        (Zip code)

Registrant's telephone number, including area code: (973) 574-8555


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          (Former name or former address, if changed since last report)

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Item 5. Other Events and Regulation FD Disclosure.

      On June 30, 2004, Electronic Control Security Inc. ("we", "us", the "Company") completed the sale of $2 million of its securities in a private placement to accredited investors. The securities sold by the company consisted of shares of its 10% Series B Convertible Preferred Stock ("Series B Preferred Stock") and warrants to purchase up to 2,000,000 shares of common stock ("Warrants").

      The Series B Preferred Stock:

      o carries a 10% cumulative dividend payable quarterly in cash or by adding the amount of the dividend to the stated value of each share of Series B Preferred Stock;

      o is convertible initially into an aggregate of 2,000,000 shares of common stock, subject to anti-dilution adjustments, including, among other things, in the event that the Company sells common stock during the next three years for a price of less than one dollar per share;

      o upon liquidation, entitles the holders to receive out of the assets of the Company, an amount for each share of Series B Preferred Stock equal to $1,000 per share prior in preference to any existing securities of the Company; and

      o is not entitled to vote except under certain limited circumstances in connection with actions directly affecting the Series B Preferred Stock.

      The Warrants are exercisable at a price of $1.00 per share through June 29, 2008 and are subject to anti-dilution provisions similar to those applicable to the Series B Preferred Stock.

      The Company has agreed to file a registration statement covering resales of the shares of common stock issuable upon conversion of the Series B Preferred Stock and issuable upon exercise of the Warrants.

      The officers and directors of the Company have agreed to refrain from selling any shares of common stock owned by them until 90 trading days after the date that the registration statement covering the securities issued in behalf of the purchasers has been declared effective by the Securities and Exchange Commission.

      The securities sold in the private placement were not registered under the Securities Act of 1933, but were sold in transactions exempt from such registration requirements. The securities may not be offered or resold in the United States absent registration or an applicable exemption from registration requirements.

      Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company's plans


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and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company's products, are forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company's future capital needs, uncertainty of capital funding, competition, risks of doing business in foreign countries and other risks detailed in the Company's most recent Annual Report on Form 10-KSB and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements

      A copy of the Registrant's Press Release relating to the sale of the securities dated June 30, 2004 is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

      3.11  Certificate of Amendment to Certificate of Incorporation

      4.5   Form of Common Stock Purchase Warrant issued June 30, 2004.

      10.7  Securities Purchase Agreement dated June 30, 2004.

      10.8  Registration Rights Agreement dated June 30, 2004.

      99.1  Press Release of Registrant dated June 30, 2004


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ELECTRONIC CONTROL SECURITY INC.
Dated: June 30, 2004

                                        By: /s/ Arthur Barchenko
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                                             Arthur Barchenko, President


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